EXHIBIT 32.2                                             CERTIFICATIONS

CERTIFICATION  PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael J. Shea, Senior Vice-President and Chief Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Annual Report of Hooper Holmes, Inc., on Form 10-K for the period ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Hooper Holmes, Inc.

Dated:  March 17, 2008

/s/ Michael J. Shea

__________________________

Michael J. Shea

Senior Vice President and Chief Financial and Accounting Officer

This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of Section 18 of the Exchange Act. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to Hooper Holmes, Inc. and will be retained by Hooper Holmes, Inc. and furnished to the Securities and Exchange Commission or its staff upon request